                                                                      EXHIBIT 10


[LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY]


                                                April 26, 1999



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     John Hancock Variable Life Account V
     File Nos. 33-16611 and 811-5290


Commissioners:

        This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 14 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account V as required by Rule 485 under the 1933 Act.

        We have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

        We hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                                Very truly yours,


                                /s/ Sandra M. DaDalt
                                --------------------
                                Sandra M. DaDalt
                                Counsel